CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY 10005


We hereby consent to the use in the Post-Effective Amendment No. 28 to the Registration Statement on Form N-4 (file No. 2-66295) of our report dated February 21, 2001 relating to the December 31, 2000 financial statements of First Investors Life Variable Annuity Fund A and our report dated February 21, 2001 relating to the December 31, 2000 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.




                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 23,2001